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                                   May 1, 2000




NCT Funding Company, L.L.C.
650 CIT Drive
Livingston, New Jersey  07039

Dear Sirs:

                  We have acted as special counsel to you (the "Company") as the depositor to the trusts to be created pursuant to the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the asset-backed notes (the "Notes"), each described in the prospectus and prospectus supplement which form a part of the Registration Statement (the "Prospectus" and the "Prospectus Supplement"). Each series of Certificates will be issued pursuant to a trust agreement (the "Trust Agreement") substantially in the form filed as Exhibit 4.1 to the Registration Statement, pursuant to which the Company will originate an owner trust (the "Trust"). Each series of Notes will be issued pursuant to an indenture (the "Indenture") substantially in the form filed as Exhibit 4.3 to the Registration Statement. Certain rights of the holders of the Notes will be governed by a pooling and servicing agreement (the "Pooling and Servicing Agreement") substantially in the form filed as Exhibit 4.2 to the Registration Statement.

                  We are attorneys admitted to practice in the State of New York and the opinion set forth below is limited to the Federal laws of the United States. Paul N. Roth, a member of this firm, is a director of The CIT Group, Inc., the indirect parent corporation of the Company.

                  We hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement under the heading "Material Federal Income Tax Consequences" accurately describe the material Federal income tax consequences to holders of the Notes.





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NCT Funding Company, L.L.C.
May 1, 2000
Page 2

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

                                                Very truly yours,

                                                /s/ Schulte Roth & Zabel LLP